UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2016

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)
Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.Entry into a Material Definitive Agreement.

On January 25, 2016, SigmaTron International, Inc. (the “Company”) entered into the Second Amendment to Third Amended and Restated Credit Agreement (the “Second Amendment”) by and between the Company and Wells Fargo Bank, National Association (“Lender”), the Company’s senior lender.  A copy of the Second Amendment is filed herewith and the terms of the Second Amendment are incorporated herein by reference.  The Company and Lender first entered into that certain Credit Agreement dated January 8, 2010 (as amended, the “Credit Agreement”), which was subsequently replaced by that certain Amended and Restated Credit Agreement dated January 31, 2011 (as amended, the “First A&R Credit Agreement”) and that certain Second Amended and Restated Credit Agreement (as amended, the “Second A&R Credit Agreement” and, with the Credit Agreement and the First A&R Credit Agreement, the “Prior Agreements”).  On October 31, 2014, the Company and Lender entered into that certain Third Amended and Restated Credit Agreement (as amended, the “Agreement”), which Agreement amended and restated, superseded and replaced the Prior Agreements, and extended the term of the Company’s senior credit facility to October 31, 2017.  Capitalized terms used, but not otherwise defined, in this filing have the meanings given in the Agreement, as the same has been modified by the Second Amendment.

The Second Amendment:  (i) extends the term of the credit facility thereunder for one year, through October 31, 2018; (ii) increases the amount available under the Borrowing Base calculation; (iii) modifies certain elements of what constitutes an Eligible Account; (iv) modifies certain elements of what constitutes Eligible Inventory; (v) adds the concepts of Eligible Consigned Inventory, Eligible Insured Foreign Accounts and Eligible Not Consigned Inventory; and (vi) provides for an amendment fee of $5,000.

In connection with the execution and delivery of the Second Amendment, the Company delivered to Lender that certain Fifth Amended and Restated Revolving Line of Credit Note (the “Note”), a copy of which is filed herewith and the terms of which are incorporated herein by reference.  The Note provides the terms upon which any borrowings, as well as advances and overadvances, under the Agreement may be made and are to be repaid, including providing for the calculation of interest (chosen by the Company from a bank fixed rate of two and one quarter percent plus one percent or LIBOR plus two and one quarter percent) and payment of interest on a monthly basis and certain other amounts specified therein.

The foregoing is a summary of, and should not be relied upon in lieu of a review of, the Second Amendment or the Note, the terms of which shall control in the event of any inconsistency between the information in the foregoing summary and the terms of the Second Amendment and/or the Note, as applicable.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

Exhibit 10.1Second Amendment to Third Amended and Restated Credit Agreement entered into as of January 25, 2016, by and between SigmaTron International, Inc., and Wells Fargo Bank, National Association.

Exhibit 10.2Fifth Amended and Restated Revolving Line of Credit Note delivered as of January 25, 2016, by SigmaTron International, Inc. to Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.
Date: March 14, 2016	By:	/s/ Gary R. Fairhead
Name:Gary R. Fairhead
Title:President and Chief Executive Officer